UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

HERBALIFE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 309 GT, Ugland House South Church Street, Grand Cayman Cayman Islands
(Address of principal executive offices)

Registrant’s telephone number, including area code:       c/o (310) 410-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into A Material Definitive Agreement.

On September 23, 2005, Herbalife Europe Limited (“Herbalife Europe”), an indirect subsidiary of Herbalife Ltd. (the “Company”), entered into a Service Agreement (the “Agreement”) with Wynne Roberts, whereby Mr. Roberts will assume the position of Senior Vice President and Managing Director—Europe, Middle East and Africa. The Agreement will continue until either party has given the other party at least 12 months’ notice in writing of such party’s desire to terminate the Agreement.

Pursuant to the terms of the Agreement, Herbalife Europe will pay Mr. Roberts an initial annual base salary of £265,000, as well as a signing bonus of £85,000. Mr. Roberts will also receive options to purchase 100,000 of the Company’s common shares in accordance with and subject to the Company’s 2004 Stock Incentive Plan. If Mr. Robert’s employment is terminated without cause, prior to the expiration of a twelve month notice period, the Company shall pay Mr. Roberts the remainder of his salary, as described above, as if Mr. Roberts had remained Senior Vice President and Managing Director—Europe, Middle East, Africa through the twelve month notice period. The Agreement also provides for certain confidentiality and non-solicitation restrictions. The foregoing summary is subject to the complete text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is qualified in its entirety by reference thereto.

Item 9.01.       Financial Statements and Exhibits.

(c)          Exhibits

Exhibit	Description
99.1	Employment Contract effective as of September 23, 2005 between Herbalife Europe Ltd. and Wynne Roberts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 23, 2005

HERBALIFE LTD.

By:	/s/ BRETT R. CHAPMAN
Brett R. Chapman
General Counsel